Exhibit 4.1

RECORDING REQUESTED BY RECORDED MAIL TO:

        U.S. BANK NATIONAL ASSOCIATION

        633 W. FIFTH STREET, 24TH FLOOR

        LOS ANGELES, CA 90071

        ATTN: CORPORATE TRUST SERVICES

Index as a UCC Filing and an Indenture

This is a Security Agreement and a Mortgage of Chattels

as well as a Mortgage of Real Estate and Other Property

FIFTY-SECOND SUPPLEMENTAL INDENTURE

FROM

SAN DIEGO GAS & ELECTRIC COMPANY

TO

U.S. BANK NATIONAL ASSOCIATION

****************

Dated as of June 8, 2006

TABLE OF CONTENTS*

*	For convenience only and not part of the Fifty-Second Supplemental Indenture

THIS FIFTY-SECOND SUPPLEMENTAL INDENTURE IS A SECURITY AGREEMENT AND A MORTGAGE OF CHATTELS AS WELL AS A MORTGAGE OF REAL ESTATE AND OTHER PROPERTY

THIS FIFTY-SECOND SUPPLEMENTAL INDENTURE, dated as of the eighth day of June, 2006, by and between SAN DIEGO GAS & ELECTRIC COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of California, having its principal office in that State in the City of San Diego (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a banking association duly organized under an act known as the “National Bank Act”, of the United States of America, having a corporate trust office in the City of Los Angeles, State of California, as Trustee (the “Trustee”).

WHEREAS, the Company executed and delivered a Mortgage and Deed of Trust (the “Original Indenture”), dated July 1, 1940, to The Bank of California, National Association, as predecessor trustee to Bankers Trust Company of California, National Association, as predecessor trustee to First Trust of California, National Association, (subsequently renamed U.S. Bank Trust National Association) as predecessor trustee to the Trustee, to secure payment of the principal of and the interest on all bonds of the Company at any time outstanding thereunder according to their tenor and effect, and to provide the terms and provisions with respect to its First Mortgage Bonds, 3 3/8% Series due July 1, 1970, issued in the aggregate principal amount of $16,000,000 and heretofore retired; and

WHEREAS, the Company executed and delivered to the then current trustee, a First Supplemental Indenture dated as of December 1, 1946, a Second Supplemental Indenture dated as of Much 1, 1948, a Third Supplemental Indenture dated as of April 1, 1952, a Fourth Supplemental Indenture dated as of April 1, 1954, a Fifth Supplemental Indenture dated as of October 1, 1955, a Sixth Supplemental Indenture dated as of October 1. 1957, a Seventh Supplemental Indenture dated as of October 1, 1960, an Eighth Supplemental Indenture dated as of March 1, 1967, a Tenth Supplemental Indenture dated as of December 1, 1968, an Eleventh Supplemental Indenture dated as of February 1, 1970, a Twelfth Supplemental Indenture dated as of September 1, 1971, a Thirteenth Supplemental Indenture dated as of January 15, 1974, a Fourteenth Supplemental Indenture dated as of December 15, 1974, a Fifteenth Supplemental Indenture dated as of May 1, 1975, a Seventeenth Supplemental Indenture dated as of July 15, 1976, an Eighteenth Supplemental Indenture dated as of March 15, 1977, a Nineteenth Supplemental Indenture dated as of May 1, 1978, a Twentieth Supplemental Indenture dated as of March 15, 1980, a Twenty-First Supplemental Indenture dated as of August l, 1980, a Twenty-Second Supplemental Indenture dated as of July 15, 1981, a Twenty-Third Supplemental Indenture dated as of January 15, 1982, a Twenty-Fourth Supplemental Indenture dated as of August 16, 1982, a Twenty-Fifth Supplemental Indenture dated as of August 16, 1982, a Twenty-Sixth Supplemental Indenture dated as of August 16, 1982, a Twenty-Seventh Supplemental Indenture dated as of June 2, 1983, a Twenty-Eighth Supplemental Indenture dated as of July 15, 1983, a Twenty-Ninth Supplemental Indenture dated as of September 1, 1983, a Thirty-First, Supplemental Indenture dated as of May 1, 1984, a Thirty-Second Supplemental Indenture dated as of December 1984, a Thirty-Third Supplemental Indenture dated as of September 1, 1985, a Thirty-Fourth Supplemental Indenture dated as of December 1, 1985, a Third-Fifth Supplemental Indenture dated as of July 1, 1986, a Thirty-Sixth Supplemental Indenture dated as of December 1, 1986, a Thirty-Seventh Supplemental Indenture dated as of September 1, 1987, a Thirty-Eighth Supplemental Indenture dated as of April 15, 1990, a Thirty-Ninth Supplemental Indenture dated as of December 1, 1991, a Fortieth Supplemental Indenture dated as of April 1, 1992, a Forty-First Supplemental Indenture dated as of June 15, 1992, a Forty-Second Supplemental Indenture dated as of September 1, 1992, a Forty-Third Supplemental Indenture dated as of December 1, 1992, a Forty-Fourth Supplemental Indenture dated as of April 1, 1993, a Forty-Fifth Supplemental Indenture dated as of June 1, 1993, a Forty-Sixth Supplemental Indenture dated as of July 1, 1993, a Forty-Seventh Supplemental Indenture dated as of June 1, 1995, a Forty-Eighth Supplemental Indenture dated as of June 1, 1995, a Forty-Ninth Supplemental Indenture dated as of June 1, 2004, a Fiftieth Supplemental Indenture dated as of May 19, 2005 and a Fifty-First Supplemental Indenture dated as of November 17, 2005, whereby, among other things, the Company set forth certain of the particulars of the Bonds of series designated “First Mortgage Bonds, 2 3/4% Series due December 1, 1981” issued in the aggregate principal amount of $2,800,000; “First Mortgage Bonds, Series C due 1978” issued in the aggregate principal amount of $10,000,000; “First Mortgage Bonds, Series D due 1982” issued in the aggregate principal amount of $512,000,000; “First Mortgage Bonds, Series E due 1984” issued; in the aggregate principal amount of $17,000,000; “First Mortgage Bonds, Series F due 1985” issued in the aggregate principal amount of $18,000,000; “First Mortgage Bonds, Series G due 1987” issued is the aggregate principal amount of $12,000,000; “First Mortgage Bonds, Series H due 1990” issued in the aggregate principal amount of $30,000,000; “First Mortgage Bonds, Series I due 1997” issued in the aggregate principal amount of $25,000,000; “First Mortgage Bonds, Series J due 1998” issued in the aggregate principal amount of $35,000,000; “First Mortgage Bonds; Series K due 2000” issued in the aggregate principal amount of $40,000,000; “First Mortgage Boards, Series L due 2001” issued in the aggregate principal amount of $45,000,000; “First Mortgage Bonds, Series M due 2004” issued in the aggregate principal amount of $75,000,000; “First Mortgage Bonds, Series N due 1979” issued in the aggregate principal amount of $50,000,000; “First Mortgage Bonds, Series O due 1982” issued in the aggregate principal amount of $40,000,000; “First Mortgage Bonds, Series P due 2006” issued in the aggregate principal amount of $45,000,000; “First Mortgage Bonds, Series Q due 2007” issued in the aggregate principal amount of $50,000,000; “First Mortgage Bonds, Series R due 2008” issued in the aggregate principal amount of $50,000,000; “First Mortgage Bonds, Series S due 2010” issued in the aggregate principal amount of $50,000,000; “First Mortgage Bonds, Series T due 2010” issued in the aggregate principal amount of $75,000,000; “First Mortgage Bonds, Series U-1 due 1984, and U-2 due 1994” issued in the aggregate principal amount of $6,567,000 for Series U-1 and $13,268,000 for Series U-2, “First Mortgage Bonds, Series V due 2011” issued in the aggregate amount of $50,000,000, “First Mortgage Bonds, Series W due 1988” issued in the aggregate principal amount of $40,000,000; “First Mortgage Bonds, Series X due 1987” issued in the aggregate principal amount of $20,000,000; “First Mortgage Bonds, Series Y due 1987” issued in the aggregate principal amount of $15,000,000; “First Mortgage Bonds, Series Z, due 2013” issued in the aggregate principal amount of $65,000,000; “First Mortgage Bonds, Series AA, due 2018” issued in the aggregate principal amount of $150,000,000; “First Mortgage Bonds, Series BB, due 2018” issued in the aggregate principal amount of $150,000,000; “First Mortgage Bonds, Series CC, due 2008” issued in the aggregate principal amount of $53,000,000; “First Mortgage Bonds Series DD, due 2008” issued in the aggregate principal amount of $27,000,000; “First Mortgage Bonds, Series EE, due 2015” issued in the aggregate principal amount of $100,000,000; “First Mortgage Bonds, Series FF, due 2007” issued in the aggregate principal amount of $35,000,000; “First Mortgage Bonds, Series GG, due 2021” issued in the aggregate principal amount of’ $44,250,000; “First Mortgage Bonds, Series HH, due 2021” issued in the aggregate principal amount of $381,350,000; “First Mortgage Bonds, Series II due 2023” issued in the aggregate principal amount of $25,000,000; “First Mortgage Bonds, Series JJ, due 2015” issued in aggregate principal amount of $100,000,000; “First Mortgage Bonds, Series KK, due 2015” issued in the aggregate principal amount of $14,400,000; “First Mortgage Bonds, Series LL, due 2022” issued in the aggregate principal amount of $60,000,000, “First Mortgage Bonds, Series MM due 2002” issued in the aggregate principal amount of $80,000,000; “First Mortgage Bonds, Series NN”, issued in the aggregate principal amount of $118,615,000; “First Mortgage Bands, Series OO”, issued in the aggregate principal amount of $250,000,000; “First Mortgage Bonds, Series PP, due 2018” issued in the aggregate principal amount of $70,795,000; “First Mortgage Bonds, Series QQ, due 2018” issued in the aggregate principal amount of $14,915,000; “First Mortgage Bonds, Series RR, due 2021” issued in the aggregate principal amount of $60,000,000, and “First Mortgage Bonds, Series SS, due 2018” issued in the aggregate principal amount of $92,945,000, “First Mortgage Bonds, Series TT due 2020” issued in the aggregate principal amount of $57,650,000, “First Mortgage Bonds, Series UU due 2020” issued in the aggregate principal amount of $16,700,000, “First Mortgage Bonds, Series VV due 2034” issued in the aggregate principal amount of $43,615,000,, “First Mortgage Bonds, Series WW due 2034” issued in the aggregate principal amount of $40,000,000, “First Mortgage Bonds, Series XX due 2034” issued in the aggregate principal amount of $35,000,000, “First Mortgage Bonds, Series YY due 2034” issued in the aggregate principal amount of $24,000,000, “First Mortgage Bonds, Series ZZ due 2034” issued in the aggregate principal amount of $33,650,000, “First Mortgage Bonds, Series AAA due 2039” issued in the aggregate principal amount of $75,000,000, “First Mortgage Bonds, Series BBB due 2035” issued in the aggregate principal amount of $250,000,000, and “First Mortgage Bonds, Series CCC due 2015” issued in the aggregate principal amount of $250,000,000, respectively, all of which First Mortgage Bonds are presently issued and outstanding, except the 2 3/4% Series due 1981, the Series C due 1978, the Series D due 1982, the Series E due 1984, the Series F due 1985, the Series G due 1987, the Series H due 1990, the Series I due 1997, the Series J due 1998, the Series K due 2000, the Series L due 2001, the Series M due 2004, the Series N due 1979, the Series 0 due 1982, the Series P due 2006, the Series Q due 2007, the Series R due 2008, the Series S due 2010, the Series T due 2010, the Series U-1 due 1984, the Series U-2 due 1994, the Series V due 2011, the Series W due 1988, the Series X due 1987, the Series Y due 1987, the Series Z due 2013, the Series AA due 2018, the Series BB due 2018, the Series CC due 2008, the Series DD due 2008, the Series EE due 2015, the Series FF due 2007, the Series GG due 2021, the Series HH due 2021, the Series II due 2023, the Series JJ due 2015, the Series LL due 2022, the Series MM due 2022, the Series NN, the Series QQ due 2018 the Series TT due 2020, and the Series UU due 2020, which have heretofore been retired or redeemed; and

WHEREAS, certain of the provisions of the Original Indenture have been amended by the aforesaid Second and Tenth Supplemental Indentures, a Ninth Supplemental Indenture dated as of August 1, 1968, a Sixteenth Supplemental Indenture dated August 28, 1975, and a Thirtieth Supplemental Indenture dated September 23, 1983; and

WHEREAS, the Original Indenture and each of said Supplemental Indentures have been recorded in the Official Records of the Recorders of the Counties of San Diego, Orange, Riverside, and Imperial in the State of California and the Counties, Yuma and Maricopa in the State of Arizona, as follows:

	Official	Counties of
Document	Records	San Diego	Orange	Riverside	Imperial
Original Indenture	Book Page Date	1087 1 Oct. 10, 1940	1062 300 Oct. 10, 1940	1765 364 July 13, 1955	1369 232 Nov. 22, 1974

First Supplemental Indenture	Book Page Date	2321 48 Jan. 2, 1947	1506 472 Jan. 9, 1947	1765 499 July 13, 1955	1369 332 Nov. 22, 1974

Second Supplemental Indenture	Book Page Date	2537 363 Mar. 16, 1948	1616 190 Mar. 15, 1948	1765 448 July 13, 1955	1369 343 Nov. 22, 1974

Third Supplemental Indenture	Book Page Date	4424 535 Apr. 3, 1952	2311 116 Apr. 3, 1952	1765 475 July 13, 1955	1369 370 Nov. 22, 1974

Fourth Supplemental Indenture	Book Page Date	5193 217 Apr. 2, 1954	2701 153 Apr. 2, 1954	1765 336 July 13, 1955	1369 409 Nov. 22, 1974

Fifth Supplemental Indenture	Book Page Date	5893 291 Dec. 5, 1955	3304 205 Dec. 5, 1955	1829 3 Dec. 5, 1955	2369 456 Nov. 22, 1974

Sixth Supplemental Indenture	Book Page Date	6829 390 Nov. 12, 1957	4099 109 Nov. 12, 1957	2175 538 Nov. 12, 1957	1369 492 Nov. 22, 1974

Seventh Supplemental Indenture	Book Page Date	1960 Series 1 File No. 202061 Oct. 10, 1960	5455 385 Oct. 10, 1960	2780 3 Oct. 10, 1960	1369 541 Nov. 22, 1974

Eighth Supplemental Indenture	Book Page Date	1967 Series 8 File No. 33860 Mar. 13, 1967	8197 129 Mar. 13, 1967	Endorsement No. 20925 Mar. 13, 1967	1369 618 Nov. 22, 1974

Ninth Supplemental Indenture	Book Page Doc. No. Date	1968 Series 9 138926 Aug. 14, 1968	8691 69 9816 Aug. 14, 1968	78781 Aug. 14, 1968	1369 694 Nov. 22, 1974

Tenth Supplemental Indenture	Book Page Doc. No. Date	1968 Series 9 215131 Dec. 9, 1968	8810 375 Dec. 9, 1968	Endorsement No. 119982 Dec. 9,1968	1369 706 Nov. 22, 1974

Eleventh Supplemental Indenture	Book Page Doc. No. Date	1970 27782 Feb. 16, 1970	9217 516 Feb. 16, 1970	Endorsement No. 14780 Feb. 16, 1970	1369 725 Nov. 22, 1974

Twelfth Supplemental Indenture	Book Page Date	File/Page No. 212688 Sept. 20, 1971	9810 539 Sept. 20, 1971	Endorsement No. 106508 Sept. 20, 1971	1369 744 Nov. 22, 1974

Thirteenth Supplements Indenture	Book Page Date	File/Page No. 74-006878 Jan. 10, 1974	11055 1 Jan. 10, 1974	Endorsement No. 3853 Jan. 10, 1974	1369 763 Nov. 22, 1974

Fourteenth Supplemental Indenture	Book Page Date	File/Page No. 74-322156 Dec. 11, 1974	11303 458 Dec. 11, 1974	Endorsement No. 157219 Dec. 11, 1974	1369 1689 Dec. 11, 1974

Fifteenth Supplemental Indenture	Book Page Date	File/Page No. 755-108612 May 7, 1975	11395 1879 May 7, 1975	Instrument No. 52617 May 7, 1975	1374 809 May 7, 1975

Sixteenth Supplemental Indenture	Book Page Date	File/Page No. 75-235624 Sept. 2, 1975	11500 1620 Sept. 2, 1975	Instrument No. 107732 Sept. 3, 1975	1378 952 Sept. 2, 1975

Seventeenth Supplemental Indenture	Book Page Date	File/Page No. 76-224493 July 16, 1976	11815 640 July 16, 1976	Instrument No. 103484 July 16, 1976	1389 687 July 16, 1976

Eighteenth Supplemental Indenture	Book Page Date	File/Page No. 77-100483 Mar. 18, 1977	12110 58 Mar. 18, 1977	Instrument No. 45619 Mar. 18, 1977	1398 1675 Mar. 18, 1977

Nineteenth Supplemental Indenture	Book Page Date	File/ Page No. 78-194210 May 12, 1978	12672 1803-1822 May 12, 1978	Instrument No. 94450 May 12, 1978	1415 1638 May 12, 1978

Twentieth Supplemental Indenture	Book Page Date	File/Page No. 80-082569 Mar. 11, 1980	13530 722 Mar. 11, 1980	Instrument No. 47195 Mar. 11, 1980	1448 1221 Mar. 11, 1980

Twenty-First Supplemental Indenture	Book Page Date	File/Page No. 80-245100 Aug. 1, 1980	13687 349 Aug. 1, 1980	Instrument No. 139349 Aug. 1, 1980	1455 1660 Aug. 1, 1980

Twenty-Second Supplemental Indenture	Book Page Date	File/Page No. 81-22576 July 17, 1981	Instrument No. 24605 July 17, 1981	Instrument No. 135815 July 17, 1981	1472 508 July 17, 1981

Twenty-Third Supplemental Indenture	Book Page Date	File/Page No. 82-02387 Jan. 27, 1982	Instrument No. 82-031423 Jan. 27, 1982	Instrument No. 16093 Jan. 27, 1982	1479 1714 Jan. 27, 1982

Twenty-Fourth Supplemental Indenture	Book Page Date	File/Page No. 82-257258 Aug. 19, 1982	File/Page No. 82-291894 Aug. 19, 1982	File/Page No. 82/143370212 Aug. 19, 1982	1489 Aug. 19, 1982

Twenty-Fifth Supplemental Indenture	Book Page Date	File/Page No. 82-257259 Aug. 19, 1982	File/Page No. 82-291895 Aug. 19, 1982	File/Page No. 82-143371 Aug. 19, 1982	1489 236 Aug. 19, 1982

Twenty-Sixth Supplemental Indenture	Book Page Date	File/Page No. 82-257260 Aug. 19, 1982	File/Page No. 82-291896 Aug. 19, 1982	File/Page No. 82/143372260 Aug. 19, 1982	1489 Aug. 19, 1982

Twenty-Seventh Supplemental Indenture	Book Page Date	File/Page No. 83-200545 June 15, 1983	File/Page No. 83-253901 June 15, 1983	File/Page No. 118670 June 15, 1983	1503 743 June 15, 1983

Twenty-Eighth Supplemental Indenture	Book Page Date	File/Page No. 83-252396 July 22, 1983	File/Page No. 83-316224 July 22, 1983	File/Page No. 147671 July 22, 1983	1505 583 July 22, 1983

Twenty-Ninth Supplemental Indenture	Book Page Date	File/Page 83-339007 Sept. 22, 1983	File/Page 83-417956 Sept. 22, 1983	File/Page 194083 Sept. 22, 1983	1508 1425 Sept. 22, 1983

		Counties of
	Official Records	Yuma	Maricopa
Thirtieth Supplemental Indenture Consisting of Original and Twenty-Nine Supplemental Indentures thereto	Book Page Book Page Date	Docket 1352 272-1002 Docket 1353 1-264 Sept. 28, 1983	File No. 83-399354 Oct. 3, 1983
	Official	Counties of
Document	Records	San Diego	Orange	Riverside	Imperial	Yuma	Maricopa
Thirty-First Supplemental Indenture	Book Page Date	File/Page 84-161897 5/2/84	File/Page 84-180870 5/2/84	File/Page 92011 5/2/84	1520 1552 4/30/84	Docket 1382 743-761 4/30/84	File No. 84-186813 5/2/84

Thirty-Second Supplemental Indenture	Book Page Date	File/Page 84-466428 12/14/84	File/Page 84-517843 12/14/84	File/Page 267452 12/14/84	1533 753 12/14/84	Docket 1413 216-235 12/14/84	File No. 84-537706 12/14/84

Thirty-Third Supplemental Indenture	Book Page Date	File/Page 85-323210 9/4/85	File/Page 85-333505 9/4/85	File/Page 198810 9/4/85	1546 708 9/4/85	Docket 1450 816 9/4/85	File No. 85-418309 9/4/85

Thirty-Fourth	Book	File/Page	File/Page	File/Page	1550	Docket 1463	File No.
Supplemental	Page	85-42465	85-481794	270136	1573	215	85-568874
Indenture	Date	12/2/85	12/2/85	12/2/85	12/3/85	12/3/85	12/2/85

Thirty-Fifth	Book	File/Page	File/Page	File/Page	1562	Docket 1491	File No.
Supplemental	Page	86-279922	86-290957	158161	549	639-657	86-347412
Indenture	Date	7/8/86	7/8/86	7/8/86	7/8/86	7/8/86	7/8/86

Thirty-Sixth	Book	File/Page	File/Page	File/Page	1571	Docket 1512	File/Page
Supplemental	Page	86-576027	86-606666	314771	240	5-24	86-680502
Indenture	Date	12/10/86	12/10/86	12/10/86	12/10/86	12/10/86	12/10/86

Thirty-Seventh	Book	File/Page	File/Page	File/Page	1588	Docket 1555	File/Page
Supplemental	Page	87-532270	87-530266	273181	844	844	87-585903
Indenture	Date	9/21/87	9/21/87	9/21/87	9/21/87	9/21/87	9/21/87

Thirty-Eighth	Book	File/Page	File/Page	File/Page	1646	Docket 1686	File/Page
Supplemental	Page	90-217585	90-212277	146794	1280	92-120	88-176460
Indenture	Date	4/23/90	4/23/90	4/23/90	4/23/90	4/23/90	4/23/90

Thirty-Ninth	Book	File/Page	File/Page	File/Page	1687	Docket 1771	File/Page
Supplemental	Page	91-632073	91-674397	425578	743	711-728	91-0574751
Indenture	Date	12/09/91	12/09/91	12/09/91	12/09/91	12/09/91	12/09/91

Fortieth	Book	File/Page	File/Page	File/Page	Book/Page	Docket 1790	File/Page
Supplemental	Page	92-185636	92-202372	115201	92-06577	954-970	92-0169646
Indenture	Date	4/1/92	4/1/92	4/1/92	4/1/92	4/1/92	4/1/92

Forty-First	Book	File/Page	File/Page	File/Page	Book/Page	Docket 1804	File/Page
Supplemental	Page	92-0363471	92-393790	214904	92-011833	73-88	92-0317072
Indenture	Date	6/11/92	6/11/92	6/11/92	6/11/92	6/11/92	6/11/92

Forty-Second	Book	File/Page	File/Page	File/Page	Book/Page	Docket 1824	File/Page
Supplemental	Page	92-0650893	92-692066	384167	92-21988	670-689	92-0575062
Indenture	Date	10/13/92	10/13/92	10/13/92	10/13/92	10/13/92	10/13/92

Forty-Third	Book	File/Page	File/Page	File/Page	Book/Page	Docket 1834	File/Page
Supplemental	Page	92-0788665	92-845626	471625	92-27082	187-206	92-0700568
Indenture	Date	12/9/92	12/10/92	12/10/92	12/9/92	12/9/92	12/9/92

Forty-Fourth	Book	File/Page	File/Page	File/Page	Book/Page	Docket 1859	File/Page
Supplemental	Page	93-0257065	93-0277892	153382	93-009487	Fee 09300	93-0246725
Indenture	Date	4/27/93	4/27/93	4/27/93	4/27/93	4/27/93	4/26/93

Forty-Fifth Supplemental Indenture	Book Page Date	File/Page 93-0395609 6/23/93	File/Page 93-0420127 6/23/93	File/Page 239922 6/23/93	Book/Page 93-14224 6/23/93	Docket Fee 14413 6/23/93	File/Page 93-0403060 6/23/93

Forty-Sixth Supplemental Indenture	Book Page Date	File/Page 93-0474705 7/26/93	File/Page 93-0496100 7/26/93	File/Page 288868 7/27/93	Book/Page 93-17399 7/27/93	Docket Fee 17163 7/27/93	File/Page 93-0487598 7/27/93

Forty-Seventh Supplemental Indenture	Book Page Date	File/Page 95-0230457 6/01/95	File/Page 95-0232951 6/01/95	File/Page 175604 6/01/95	Book/Page 95-11739 6/01/95	Docket 246-264 6/01/95	File/Page 95-0313576 6/01/95

Forty-Eighth Supplemental Indenture	Book Page Date	File/Page 95-0230458 6/01/95	File/Page 95-0232952 6/01/95	File/Page 175605 6/01/95	Book/Page 95-11740 6/01/95	Docket 265-284 6/01/95	File/Page 95-0343577 6/01/95

Forty-Ninth Supplemental Indenture	Book Page Date	File/Page 05-0038447 1/14/05	File/Page 04-683110 7/28/04	File/Page 04-0766976 9/28/04	Book/Page 04-021901 7/15/04	Docket 04-29663 8/16/04	File/Page 04-941699 8/13/04

Fiftieth Supplemental Indenture	Book Page Date	File/Page 20050441722 5/25/05	File/Page 2005000405730 5/26/05	File/Page 20050145832 5/25/05	Book/Page 019964 5/25/05	Docket 200522373 5/25/05	File/Page 20050711918 5/27/05

Fifty-First Supplemental Indenture	Book Page Date	File/Page 20051016267 11/23/05	File/Page 2005000945695 11/28/05	File/Page 20050981667 11/29/05	Book/Page 2006005449 1/30/06	Docket 200553032 12/2/05	File/Page 20051852692 12/7/05

WHEREAS, the Board of Directors of the Company has duly authorized the creation of an additional series of bonds to be designated “First Mortgage Bonds, Series DDD, due 2026,” as hereinafter set forth in this Fifty-Second Supplemental Indenture; and

WHEREAS, the execution and delivery of this Fifty-Second Supplemental Indenture has been duly authorized by resolution of the Board of Directors of the Company; and

WHEREAS, all the conditions and requirements necessary to make this Fifty-Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, in order further to secure the payment of the principal of and interest on all of the bonds of the Company at any time outstanding under the Original Indenture, as from time to time amended and supplemented (the “Indenture”) and to secure the performance and observance of each and every of the covenants and agreements of the Indenture, as from time to time amended and supplemented, and for and in consideration of the premises, and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustee (the receipt whereof is hereby acknowledged), the Company has executed and delivered this Fifty-Second Supplemental Indenture and has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, hypothecated, granted a security interest in, set over and confirmed, and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage pledge, hypothecate, grant a security interest in, set over and confirm unto U.S. Bank National Association, as Trustee, and to its respective successors in said trust forever, with power of sale, all property, real, personal and mixed, now owned or hereafter acquired or to be acquired by the Company, and wheresoever situated (except such property as is expressly excepted or excluded from the lien and security interest of the Indenture, and property of a successor corporation or corporations excluded from the lien and security interest thereof by the provisions of Section 3 of Article XIV thereof) subject to the rights reserved by the Company in and by other provisions of the Indenture, including in the property subject and to be subject to the lien and security interest thereof and hereof (without in any manner limiting or impairing by the enumeration of the same scope and intent of the foregoing or of any general description contained in the Original Indenture or in this or any other supplemental indenture) all lands, rights-of-way, other land rights, flowage and other water rights, power houses, dams, reservoirs, docks, roads, and buildings, structures and other land improvements; steam, and other electric generating plants, including buildings and other structures, turbines, generators, exciters, boilers and other boiler plant equipment, condensing equipment, and all auxiliary equipment; stations and substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; steam heating plants and systems, including mains and equipment, gas plants, transmission and distribution systems, including pipe lines, structures, tanks, mains, compressor stations, purifier stations, pressure holders, governors, services and meters; communication systems, office, shop and other buildings and structures, and equipment; apparatus and equipment and materials and supplies of all other kinds and descriptions; and all municipal and other franchises, leaseholds, licenses, permits, and privileges;

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, proceeds, product and profits thereof, and a1l the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and every part and parcel thereof (except such property as is expressly excepted or excluded from the lien and security interest of the Indenture, and property of a successor corporation or corporations excluded from the lien and security thereof by the provisions of Section 3 of Article XIV thereof), subject to the rights reserved by the Company in and by other provisions of the Indenture;

It is hereby agreed by the Company that, except as aforesaid, all the property, rights, and franchises acquired by the Company after the date hereof shall be as fully embraced within the lien and security interest hereof as if such property were now owned by the Company and were specifically described herein and conveyed and a security interest therein granted hereby;

SAVING AND EXCEPTING, HOWEVER, anything to the contrary notwithstanding contained herein or in the granting clauses of the Original Indenture and said Supplemental Indentures (a) such property described or referred to in any of such granting clauses as has been from time to time, released or sold free from the lien and security interest of the Original Indenture (or the Original Indenture, as supplemented) in accordance and compliance with the provisions thereof (or of the Original Indenture, as supplemented, as the case may be), and (b) all of the following property (whether now owned by the Company or hereafter acquired by it): (1) all gas, electric energy and steam produced, purchased or otherwise acquired; (2) all contracts, choses in action, shares of stock, bonds, notes, evidences of indebtedness, and other securities, other than any of the foregoing which maybe required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture or are required by some express provision thereof to be deposited with the Trustee; (3) merchandise and appliances at any time acquired for the purpose of sale or lease to customers and others and contracts for the sale of merchandise and appliances; (4) motor vehicles; (5) timber on land owned by the Company; (6) minerals or mineral rights in lands owned by the Company; (7) oil, coal or gas, or oil, coal or gas rights in land owned by the Company or gas wells or oil wells or equipment therefore or coal mines or equipment therefore; (8) fuel and other personal property which are consumable in their use in the operation of the properties of the Company; (9) bills and accounts receivable; (10) cash on hand and in banks other than such cash as may be deposited from time to time with the Trustee in accordance with the provisions of the Indenture or as is required by some express provision thereof to be deposited with the Trustee; and (11) the last day of the term of each leasehold estate now or hereafter enjoyed by the Company. The Company may, however, expressly subject to the lien and security interest and operation of the Original Indenture and all indentures supplemental thereto all or any part of the property of the character described in clause (b) of this paragraph;

TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged, or conveyed and in which a security interest has been granted by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever, subject, however, to Permitted Liens as defined in the Indenture;

IN TRUST NEVERTHELESS, for the equal pro rata benefit and security as provided in the Original Indenture and all indentures supplemental thereto of all and every of the bonds issued and to be issued in accordance with the provisions of the Original Indenture and all indentures supplemental thereto, without preference priority or distinction as to lien or security interest of any over the others by reason of priority in time of the issue, negotiation or maturity thereof, subject, however, to the provisions of the Original Indenture and all indentures supplemental thereto relating to any sinking fund or similar fund for the benefit of the bonds of any particular series;

The Company does further covenant and agree with the Trustee as follows:

ARTICLE I

SERIES DDD BONDS

Section 1: There is hereby created, for issuance under the Original Indenture as supplemented by the said Supplemental Indentures (including this Fifty-Second Supplemental Indenture), a series of bonds designated Series DDD, due 2026, each of which shall bear the descriptive title “First Mortgage Bonds, Series DDD, due 2026” (herein sometimes referred to as “Series DDD Bonds”), and the form thereof shall contain suitable provisions with respect to the matters hereinafter in this Section specified. The Series DDD Bonds shall mature on June 1, 2026 and shall be issued in denominations of $1,000 and integral multiples thereof as the Company may from time to time execute and deliver. The Series DDD Bonds shall bear interest at the rate and from the date, shall be expressed to mature as to principal, and shall be payable as to principal and interest at such place or places and in such money, all as provided in the form of Series DDD Bond set forth on Exhibit A hereto (the “Form of Bond”) and by the applicable provisions of the Indenture. In addition, June 8, 2006 shall be an Interest Payment Date for the Series DDD Bonds for purposes of Section 9 of Article II of the Indenture, provided that no interest shall be payable on such date. Both the principal and interest on the Series DDD Bonds shall be payable at the corporate trust office of the Trustee in the City and County of San Francisco, State of California. The Series DDD Bonds shall be dated as in Section 9 of Article II of the Indenture provided with respect to registered bonds without coupons.

The Series DDD Bonds shall further be redeemable, exchangeable, transferable and otherwise have the terms set forth in the Form of Bond.

The Series DDD Bonds shall otherwise be of such terms, provisions, tenor and form as provided in this Fifty-Second Supplemental Indenture.

Section 2: The Series DDD Bonds shall be executed, authenticated and delivered in accordance with the provisions and shall be entitled to the protection and security, of the Original Indenture supplemented by this Fifty-Second Supplemental Indenture and the other supplemental indentures, and shall be subject to all of the terms, conditions and covenants and limitations thereof. The aggregate principal amount of the Series DDD Bonds, which may be executed by the Company and authenticated and delivered by the Trustee and secured by the Indenture as from time to time in effect, is limited only to the extent provided in Section 1 of Article II of the Original Indenture.

Section 3: The Series DDD Bonds shall be issued only as fully registered bonds without coupons. The fully registered bonds without coupons and the certificate of authentication to be endorsed on all Series DDD Bonds shall be substantially in the form set forth on the Form of Bond. In addition, the Series DDD Bonds may be issuable in whole or in part in the form of one or more securities that evidences all or part of the bonds of such series which is issued to a depository or a nominee thereof for such series (a “Global Security”) and, in such case, the Board of Directors of the Company shall appoint a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), designated to act as depositary (a “depositary”) for such Global Securities. The definitive Series DDD Bonds shall be numbered in such manner as the Company shall at any time or from time to time determine.

Section 4: In the event the Series DDD Bonds are issued as a Global Security the following provisions, in addition to the provisions of the Indenture, shall apply:

(1) Each Global Security authenticated under the Indenture shall be registered in the name of the depositary designated for such Global Security or a nominee thereof and delivered to such depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single bond for all purposes of this Supplemental Indenture.

(2) Notwithstanding any other provision in this Supplemental Indenture, no Global Security may be exchanged in whole or in part for bonds registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the depositary for such Global Security or a nominee thereof unless (A) such depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Security and a successor depositary has not been appointed by the Company within 90 days of receipt by the Company of such notification, (B) if at any time the depositary ceases to be a clearing agency registered under the Exchange Act at a time when the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed by the Company within 90 days after it became aware of such cessation, (C) the Company, in its sole discretion, executes and delivers to the Trustee a written order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary to the effect that such Global Security, together with all other Global Securities of the same series, shall be exchangeable as described below, or (D) a “completed default” (as defined in the Indenture) has occurred and is continuing with respect to the Series DDD Bonds. If any of the events described in clauses (A) through (D) of the preceding sentence occur, the beneficial owners of interests in the relevant Global Securities will be entitled to exchange those interests for definitive bonds and, without unnecessary delay but in any event not later than the earliest date on which those interests may be so exchanged, the Company will deliver to the Trustee definitive bonds in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in an aggregate principal amount equal to the principal amount of such Global Securities, such bonds to be duly executed by the Company. On or after the earliest date on which such beneficial interests may be so exchanged, such Global Securities shall be surrendered from time to time by the depositary as shall be specified in the order from the Company with respect thereto (which the Company agrees to deliver), and in accordance with any instructions given to the Trustee and the depositary (which instructions shall be in writing but need not be contained in or accompanied by an officers’ certificate or be accompanied by an opinion of counsel), as shall be specified in the order from the Company with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for definitive bonds as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered Global Security, a like aggregate principal amount of definitive bonds of the same series of authorized denominations and of like tenor as the portion of such Global Security to be exchanged. Promptly following any such exchange in part, such Global Security shall be returned by the Trustee to such depositary or its custodian. If a definitive bond is issued in exchange for any portion of a Global Security after the close of business at the place where such exchange occurs on or after (i) any regular record date for the date the interest is due (the “Interest Payment Date”) for such bond and before the opening of business at that place of payment on the next Interest Payment Date, or (ii) any special record date for the payment of interest for such bond and before the opening of business at such place of payment on the related proposed date for the payment of the interest which was not punctually paid or duly provided for on any Interest Payment Date, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such definitive bond, but shall be payable on the Interest Payment Date or proposed date for payment, as the case may be, only to the person to whom interest in respect of such portion of such Global Security shall be payable in accordance with the provisions of this Indenture.

(3) Subject to Clause (2) above, any exchange or transfer of a Global Security for other bonds may be made in whole or in part, and all bonds issued in exchange for or upon transfer of a Global Security or any portion thereof shall be registered in such names as the depositary for such Global Security shall direct.

(4) Every bond authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such bond is registered in the name of a person other than the depositary for such Global Security or a nominee thereof.

(5) Unless otherwise specified as contemplated by Section 1 of Article I of this Supplemental Indenture for the bonds evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

Section 5: The Series DDD Bonds may contain or have imprinted thereon such provisions or specifications not inconsistent with the Indenture as may be required to comply with the rules of any stock exchange or any federal or state authority or commission, or to comply with usage with respect thereto, and may bear such other appropriate endorsements or notations as are authorized or permitted by the Indenture.

Section 6: In the manner and subject to certain conditions and limitations specified herein and in the Indenture, Series DDD Bonds may be exchanged without a service charge for a like aggregate principal amount of such Series DDD Bonds of other authorized denomination or denominations; provided that the Company may require payment of a sum or sums sufficient to reimburse it for any stamp tax or other governmental charge payable in connection therewith.

Section 7: The Company shall maintain in the City and County of San Francisco, State of California, and in such other place or places as the Company may designate at any time or from time to time, an office or agency where Series DDD Bonds may be presented for payment, registration, transfer and exchange as provided therein or in the Indenture. Such office or agency in the City and County of San Francisco shall be the corporate trust office of the Trustee unless and until the Company shall designate another office or agency by notice in writing delivered to the Trustee. Notwithstanding the foregoing, if and when definitive bonds are issued, the Company shall maintain in the Borough of Manhattan, City and County of New York, State of New York, an office or agency where Series DDD Bonds may be presented for payment, registration, transfer and exchange as provided therein or in the Indenture.

Section 8: No transfer or exchange of any Series DDD Bonds pursuant to any of the provisions of this Article I shall be made except upon and in accordance with all of the applicable terms, provisions and conditions of said bonds and of the Indenture.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 1: This instrument is executed and shall be construed as an indenture supplemental to the Original Indenture and shall form a part thereof and, as supplemented by this Fifty-Second Supplemental Indenture, the Original Indenture as heretofore supplemented and amended is hereby confirmed.

Section 2: All terms used in this Fifty-Second Supplemental Indenture shall be taken to have meaning as in the Original Indenture, as heretofore supplemented and amended, except terms which may be otherwise expressly defined herein and in cases where the context clearly indicates otherwise.

Section 3: In order to facilitate the filing of this Fifty-Second Supplemental Indenture the same may be executed in several counterparts each of which, when so executed, shall be deemed to be an original, but such counterparts shall constitute but one and the same instrument.

Section 4: All of the covenants, stipulations, promises and agreements in this Fifty-Second Supplemental Indenture by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 5: To the extent any provision in this Supplemental Indenture conflicts with any provision in the Indenture, the provisions of this Supplemental Indenture shall govern; provided, however, that in the event such conflict would require bondholder consent, the terms and provisions of the Indenture shall govern.

Section 6: The Original Indenture, insofar as it applies to the Series DDD Bonds, this Supplemental Indenture and the Series DDD Bonds shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles thereof.

{Signature Page Follows}

IN WITNESS WHEREOF, SAN DIEGO GAS & ELECTRIC COMPANY has caused this Fifty-Second Supplemental Indenture to be signed in its name and behalf by its duty authorized officer and its corporate seal to be hereunto affixed duly attested by its Secretary or one of its Assistant Secretaries, and U.S. BANK NATIONAL ASSOCIATION, to evidence its acceptance of the trusts hereby created, has caused this Fifty-Second Supplemental Indenture to be signed in its name and behalf by its duly authorized officer as of the day and year first above written.

SAN DIEGO GAS & ELECTRIC COMPANY

By:	/s/ Joan T. Jones
Name:	Joan T. Jones
Title:	Vice President and Treasurer

Attest:

By:	/s/ Catherine C. Lee
Name:	Catherine C. Lee
Title:	Secretary

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Fonda Hall
Name:	Fonda Hall
Title:	Vice President

S-1

Supplemental Indenture

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF SAN DIEGO	)

On June 6, 2006, before me, Loida C. Morrison, a Notary Public, in and for said County and State, personally appeared Joan T. Jones, a Vice President and the Treasurer, and Catherine C. Lee, the Secretary, of SAN DIEGO GAS & ELECTRIC COMPANY, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the entity upon behalf of which they acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Loida C. Morrison
LOIDA C. MORRISON
COMM. # 1366037
NOTARY PUBLIC-CALIFORNIA
SAN DIEGO COUNTY
My Commission Expires
JULY 22, 2006

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF LOS ANGELES	)

On June 7, 2006, before me, Christina M. Rouser, a Notary Public, in and for said County and State, personally appeared Fonda Hall of U.S. BANK NATIONAL ASSOCIATION, personally known to me (or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacities, and that by his/her signature on the instrument the entity upon behalf of which he/she acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Christina M. Rouser
CHRISTINA M. ROUSER
Commission # 1364672
Notary Public - California
Los Angeles County
My Comm. Expires Jul 13, 2006

S-2

Supplemental Indenture

EXHIBIT A

FORM OF BOND

(Attached)

[If this bond is issued as a global security, insert the following legend: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.]

SAN DIEGO GAS & ELECTRIC COMPANY

(INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA)

6.00% FIRST MORTGAGE BOND,

SERIES DDD, DUE 2026

No.	$

SAN DIEGO GAS & ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of California (hereinafter called the “Company”, which term shall include any successor corporation, as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to                                  [If this bond is issued as a global security, insert “CEDE & CO.” in the foregoing space] or registered assigns, the principal sum of                          in lawful money of the United States of America, on the first day of June, 2026, and to pay interest thereon from the date of this bond, at the rate of 6.00% per annum in like lawful money, payable semi-annually, on the first day of June and December in each year, to the holder of record of this bond on the immediately preceding fifteenth day of May and November, respectively, commencing December 1, 2006, until the Corporation’s obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. Both the principal of and interest on this bond will be paid at the corporate trust office of U.S. Bank National Association, or its successor trustee under said Indenture, in the City and County of San Francisco, State of California [if this bond is a definitive bond, insert: “, or at the office or agency in the Borough of Manhattan, City and County of New York, State of New York, that the Corporation maintains for such purpose”]. Notwithstanding the foregoing, so long as the holder of this bond is a depositary, or its nominee, payment of the principal of (and premium, if any) and interest on this bond will be made by wire transfer of immediately available funds.

The provisions of this bond are continued following the signature blocks below and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This bond shall not be valid or become obligatory for any purpose unless and until U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Indenture, as amended, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

IN WITNESS WHEREOF, SAN DIEGO GAS & ELECTRIC COMPANY has caused this instrument to be executed in its name by the signature or facsimile signature of its President or any Vice President and its corporate seal, or a facsimile thereof to be hereto affixed and attested by the signature or facsimile signature of its Secretary or any Assistant Secretary.

Dated:	SAN DIEGO GAS & ELECTRIC COMPANY

By:
President or Vice President
(CORPORATE SEAL)

Attest:

Secretary or Assistant Secretary

This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof (the “Series DDD Bonds”), all issued and to be issued under and equally secured by a Mortgage and Deed of Trust dated July 1, 1940, and indentures supplemental thereto, including the Fifty-Second Supplemental Indenture dated as of June 8, 2006 (which Mortgage and Deed of Trust, as so supplemented, is herein called the “Indenture”) executed by the Company to U.S. Bank National Association, as Trustee (herein called the “Trustee”), to which Indenture reference is hereby made for a description of the property mortgaged, pledged, hypothecated and in which a security interest was granted, the nature and extent of the security, the rights of the holders of the Series DDD Bonds as to such security, and the terms and conditions upon which the Series DDD Bonds may be issued under the Indenture and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided.

With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company or of the holders of the Series DDD Bonds, or the terms and provisions of the Indenture or of any indentures supplemental thereto, may be modified or altered by the affirmative vote of the holders of the percentage of principal amount of bonds required by the Indenture; provided, however, that without the consent of the holder hereof no such modification or alteration shall permit the reduction of the principal or the extension of the maturity of the principal of this bond, or the reduction of the rate of interest hereon, or any other modification of the terms of payment of such principal or interest.

The Company, the Trustee, any paying agent, any registrar, and any depositary may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes and shall not be affected by any notice to the contrary.

All or a portion of the Series DDD Bonds may be redeemed at the Company’s option at any time or from time to time.

The price at which the Series DDD Bonds will be redeemed (the “Redemption Price”) on the date fixed for such redemption (the “Redemption Date”) will be equal to the greater of the following amounts: (a) 100% of the principal amount of the Series DDD Bonds being redeemed on the Redemption Date; or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Series DDD Bonds being redeemed on that Redemption Date (not including any portion of any payments of accrued and unpaid interest to the Redemption Date) discounted to the Redemption Date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus 15 basis points, as determined by the Reference Treasury Dealer (as defined below), plus, in each case, accrued and unpaid interest thereon to the Redemption Date. Notwithstanding the foregoing, installments of interest on Series DDD Bonds that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered holders of such Series DDD Bonds as of the close of business on the relevant record date. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

As more fully provided in and subject to the provisions of the Indenture, the Series DDD Bonds are also subject to redemption on any date, under certain circumstances specified in Section 13 of Article XI of the Indenture in case of the disposition of certain properties of the Company, at 100% of the principal amount thereof, together with accrued interest thereon.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of the Series DDD Bonds to be redeemed. Once notice of redemption is mailed, the Series DDD Bonds called for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest to the Redemption Date. Redemption will not be conditional upon receipt by the Trustee of monies sufficient to pay the Redemption Price.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Series DDD Bonds or portions thereof called for redemption. The Company will pay the Redemption Price and any accrued interest once the Series DDD Bonds are surrendered for redemption. If only a portion of the Series DDD Bonds are redeemed, the Trustee will deliver new Series DDD Bonds for the remaining portion without charge.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Series DDD Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Series DDD Bonds.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, or (B) if only one Reference Treasury Dealer Quotation is received, such Quotation.

“Reference Treasury Dealer” means (A) Banc of America Securities, LLC, BNP Paribas Securities Corp. and Greenwich Capital Markets, Inc. (or their affiliates which are Primary Treasury Dealers) and their successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such Redemption Date.

In the event that the Company elects to redeem only a portion of the Series DDD Bonds, the bonds to be redeemed shall be selected in accordance with the procedures of The Depository Trust Company, in the case of bonds represented by a global security, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of bonds that are not represented by a global security.

This bond is transferable as prescribed in the Indenture by the registered owner hereof in person, or by his duty authorized attorney, at the corporate trust office of the Trustee in the City and County of San Francisco, State of California, upon surrender and cancellation of this bond and thereupon a new registered bond of the same series and principal amount will be issued to the transferee in exchange therefor as provided in the Indenture, upon payment of any tax or taxes or other governmental charges required to be paid by the Company by reason of such transfer.

The registered owner of any Series DDD Bond, at the option of such holder, may surrender the same, accompanied by a written instrument of transfer in form approved by the Company duly executed by the registered owner, at the corporate trust office of the Trustee in the City and County of San Francisco, State of California, for cancellation in exchange for another or other registered bonds of the said series of higher or lower authorized denominations of an aggregate principal amount equal to the aggregate principal amount of the bond or bonds so surrendered and bearing interest as provided in Section 9 of Article II of the Indenture, and upon payment of any tax or taxes or other governmental charges required to be paid by the Company by reason of such exchange and subject to the terms and conditions specified in the Indenture, thereupon the Company shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver such other bonds to such registered owner at its office or at such agency of the Company, at the option of such registered owner.

No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this bond, or any part thereof, or of any claim based herein or in respect hereof or of said Indenture, against any incorporator, or any past, or future stockholder, officer or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether, by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof expressly waived and released, as more fully provided in the Indenture.

*******************

This bond is one of the bonds of the Series designated therein, described in the within-mentioned Indenture

U.S. BANK NATIONAL ASSOCIATION,

As Trustee

By
Authorized Officer